Exhibit 10.1

DAVID B. MILLER
380 N. Broadway
Suite 401
Jericho, NY   11753
(516) 554-5157

October 24th, 2011

Company Name  Kallo, Inc.
Company Address Line 1  15 Allstate Parkway/Suite 600
Company Address Line 2  Markham, ONT   L3R 5B4

Attn:  Vince Leitao and John Cecil

Multimedia Contractual Agreement

This MULTIMEDIA CONTRACTUAL AGREEMENT is made by and between Kallo, Inc. (hereinafter referred to as (the “COMPANY”), having its principal office at 15 Allstate Parkway Suite 600 Markham, ONT L3R 5B4 Canada and David Miller having its principal office at 380 N. Broadway suite 401 Jericho, New York 11753 (hereinafter referred to as (the “CONSULTANT”).

In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the COMPANY and CONSULTANT agree as follows:

1. FEATURES INCLUDE

* CONTENT: Your news presented in HTML with logo, video or audio, plus likes to your additional content, all in one platform.
* PRODUCTION: Use all your existing content or we’ll scrip and produce it for you.
* TRAGETING: Individual journalist targeting plus delivery of your message to employees, customers, other key audiences.
* DISTRIBUTION: Includes full-national wire and web, plus institutional delivery as appropriate.
* MONITORING: Release Watch and hit counts

2. BENEFITS INCLUDE

Present your message with visual excitement.
Engage your target audiences
Leverage your image, brand and publicity efforts.
Demonstrate more ROI for your program.

3. BASIC SERVICE COMPONENTS

* VIDEO: Up to 15 minutes encoded video or audio; Windows MP and Real Player; stored for 90 days.
* IMAGE: One logo and one additional graphic, plus video screen grabs in TWO display windows.
* TEXT: 400 words included; additional words are available, length charges apply
* LINKS: Five links to supported content from your site including HTML and PDF files.
* WIRE AND WEB DISTRIBUTION: US1 full-national wire transmission to 2,500 + media, 3,600 + web sites and PR NEWSWIRE FOR JOURNALISTS with its 86,000 + registered journalists.
* E-MAIL DISTRIBUTION: HTML e-mail to 100 targeted media contacts plus 200 contacts from your lists.

* MONITORING:  “Release WATCH” shows your release on key sites, “Media ACCESS” shows quantitive data of journalist access to your release on PR Newswire For Journalists plus a total Hit Count on “opens”.

* TURNAROUND: 48-hours with existing video.

The video will be featured on one or more of the following channels:

The contract will commence as of the date of signing and continue for 12 straight months.

4. COMPENSATION

All compensation to be paid to CONSULTANT pursuant to this agreement is earned upon execution of this agreement and not subject to return or forfeiture.

Free trading S-8 shares in the amount of : 1 MILLION SHARES

Certificate Name :  David Miller

5. TERMS

(i) This MULTIMEDIA CONTRACTUAL AGREEMENT will become effective upon receipt of signed contract and payment.

(ii) The COMPANY hereby authorizes and agrees to allow the CONSULTANT or third parties to republish any and all of its press releases.

(iii) The COMPANY acknowledges that the CONSULTANT is being obtained for the sole purpose of producing a video to focus on the branding of the above mentioned company. The COMPANY also acknowledges that this is not an effort to promote it’s stock.

6. IN GENERAL

This MULTIMEDIA CONTRACTUAL AGREEMENT sets forth the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior discussions, agreements and understanding of any nature between them with respect thereto. This MULTIMEDIA CONTRACUTAL AGREEMENT shall be governed by and construed in accordance with the laws of the State of New York.

WHEREAS, the options and shares to be issued were not connected in any manner with capital raising Purposes; the Company will not receive any proceeds or benefit from the proceeds as a result of the sale of the shares; the options and shares are not being issued as compensation for promoting the Company’s Securities; the options and shares are not issued directly or indirectly to promote or maintain a market. For the Company’s securities; the recipients of the options and shares are not being issued to stock. Promoters; the options and shares are not being issued in connection with any merger or acquisition; and The options and shares are being issued as bona fide compensation for services rendered to the Company With any of the foregoing.

IN WITNESS WHEREOF, The parties have caused this agreement to be signed by their respective officers
Or representatives duly authorized.

DAVID MILLER:	KALLO, INC.:

DAVID MILLER	VINCE LEITAO
Signature	Signature

______________________________	______________________________
David Miller	Vince Leitao, President COO